   As filed with the Securities and Exchange Commission on February 10, 1999

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             WASTE CONNECTIONS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                DELAWARE                               94-3283464
        (State of incorporation)            (IRS Employer identification No.)

                          2260 Douglas Blvd., Suite 280
                               Roseville, CA 95661
                    (Address of principal executive offices)
                           --------------------------

                             WASTE CONNECTIONS, INC.
                           FIRST AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                           --------------------------

                             Ronald J. Mittelstaedt,
                      Chief Executive Officer and President
                             WASTE CONNECTIONS, INC.
                          2260 Douglas Blvd., Suite 280
                               Roseville, CA 95661
                                 (916) 772-2221
            (Name, address and telephone number of agent for service)
                           --------------------------

                                   Copies to:

                              Robert D. Evans, Esq.
                             Carolyn S. Reiser, Esq.
                           Christina M. O'Brien, Esq.
                         SHARTSIS, FRIESE & GINSBURG LLP
                         One Maritime Plaza, 18th Floor
                         San Francisco, California 94111

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------
                                          Proposed
     Title of                              Maximum           Proposed Maximum
 Securities To Be      Amount to be     Offering Price      Aggregate Offering        Amount of
    Registered          Registered       Per Share (1)            Price           Registration Fee
 ----------------      ------------     --------------      ------------------    ----------------
Common Stock,             820,132         $18.4375            $15,121,183.75          $4,203.69
$0.01 par value,
issuable upon
exercise of
options under
Waste Connections,
Inc. First Amended and
Restated 1997
Stock Option Plan
--------------------------------------------------------------------------------------------------


        (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported in the Nasdaq National Market on February 4, 1999.

              ----------------------------------------------------

        The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-63407) as filed with the Securities and Exchange Commission on September 15, 1998, are incorporated herein by reference. This Registration Statement covers an additional 820,132 shares of the Registrant's Common Stock authorized to be issued under the Registrant's First Amended and Restated 1997 Stock Option Plan. The Registrant previously registered an aggregate of 309,700 shares of its Common Stock issuable under such Plan on its Registration Statement on Form S-8 (File No. 333-63407) as filed with the Securities and Exchange Commission on September 15, 1998. Pursuant to Rule 429, the prospectus relating to the shares registered pursuant to this Registration Statement also relates to the 309,700 shares of the Registrant's Common Stock registered pursuant to Registration Statement No. 333-63407.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or the Securities Act of 1933, as amended, are hereby incorporated by reference into this Registration Statement:

        a) The Registrant's Prospectus dated and filed with the Securities and Exchange Commission on February 4, 1999, in connection with the Registrant's Registration Statement on Form S-1, File No. 333-70253, as amended.

        b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and filed with the Securities and Exchange Commission on November 16, 1998, and amended on January 13, 1999.

        c) The Registrant's Current Reports on Forms 8-K dated January 5, 1999, January 13, 1999, and February 1, 1999.

        d) The description of the Registrant's Common Stock is set forth under the heading "Description of Capital Stock" on page 64 of the Registrant's Prospectus dated and filed with the Securities and Exchange Commission on February 4, 1999, in connection with the Registrant's Registration Statement on Form S-1, File No. 333-70253, as amended.

        All documents subsequently filed by Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Securities and Exchange Commission until the information contained therein is superseded or updated by any subsequently-filed document that is or is deemed to be incorporated by reference in this Registration Statement.

ITEM 8.  EXHIBITS.

        4.1 Waste Connections, Inc.'s First Amended and Restated 1997 Stock Option Plan.

        5.1     Opinion of Shartsis, Friese & Ginsburg LLP.

        23.1    Consent of Ernst & Young LLP, independent auditors.

        23.2    Consent of Shartsis, Friese & Ginsburg LLP (reference is made to
                Exhibit 5.1).

        23.3    Consent of PricewaterhouseCoopers LLP, independent auditors.

        23.4    Consent of Grant Thornton LLP, independent auditors.

        24.1 Power of Attorney of certain officers and directors (reference is made to page II-4).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roseville, California, on February 9, 1999.

                                   WASTE CONNECTIONS, INC.
                                   (Registrant)


                                   By:  /s/ Ronald J. Mittelstaedt
                                       --------------------------------------
                                       Ronald J. Mittelstaedt,
                                       Chief Executive Officer and President


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Mittelstaedt and Steven F. Bouck, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:


               Signature                                Title                        Date
               ---------                                -----                        ----
      /s/ Ronald J. Mittelstaedt             President, Chief Executive         February 9, 1999
----------------------------------------     Officer and Chairman
        Ronald J. Mittelstaedt

          /s/ Steven F. Bouck                Executive Vice President and       February 9, 1999
----------------------------------------     Chief Financial Officer
            Steven F. Bouck

          /s/ Michael R. Foos                Vice President and Corporate       February 9, 1999
----------------------------------------     Controller
            Michael R. Foos

         /s/ Eugene V. Dupreau               Director and Vice                  February 9, 1999
----------------------------------------     President--Madera
           Eugene V. Dupreau


         /s/ Michael W. Harlan               Director                           February 9, 1999
----------------------------------------
           Michael W. Harlan

        /s/ William J. Razzouk               Director                           February 9, 1999
----------------------------------------
          William J. Razzouk

                                  EXHIBIT INDEX


                                                                                  Sequentially
                                                                                 Numbered Page
                                                                                 -------------
4.1            Waste Connections, Inc.'s First Amended and Restated 1997 Stock
               Option Plan.

5.1            Opinion of Shartsis, Friese & Ginsburg LLP.

23.1           Consent of Ernst & Young LLP, independent auditors.

23.2           Consent of Shartsis, Friese & Ginsburg LLP (reference is made to
               Exhibit 5.1).

23.3           Consent of PricewaterhouseCoopers LLP, independent auditors

23.4           Consent of Grant Thornton, independent auditors.

24.1 Power of Attorney of certain officers and directors (reference is made to page II-4)